Exhibit 99.(h)(vi)

STRUCTURING FEE AGREEMENT

July [•], 2014

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

This agreement is between Tekla Capital Management LLC (including any successor or assign by merger or otherwise, the “Adviser”) and UBS Securities LLC (“UBS”) with respect to the underwriting of Tekla Healthcare Opportunities Fund (the “Fund”).

1.                                      Fee.      In consideration of certain financial advisory services that UBS has provided to the Adviser in assisting the Adviser in structuring and organizing the Fund, including without limitation, idea generation and assessment of the investment opportunity, analysis of the trading performance of comparable funds and guidance around investment policies and portfolio characteristics, it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Adviser, the Adviser shall pay a fee to UBS of $[•] (the “Fee”). In the event the offering does not proceed, UBS will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to UBS separate and apart from this Agreement pursuant to the Underwriting Agreement dated July [•], 2014 (the “Underwriting Agreement”), by and among the Fund, the Adviser and each of the underwriters named in Exhibit A thereto. The Fee shall be paid on or after closing of the issue and sale of the Fund’s common shares of beneficial interest, par value $0.01 (the “Shares”), pursuant to the Underwriting Agreement.

2.                                      Term.      This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3.                                      Indemnification.      The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.                                      Confidential Advice.      Except (a) to the extent legally required (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, UBS and its counsel), none of (i) the name of UBS, (ii) any advice rendered by UBS to the Adviser, or (iii) the terms of this Agreement or any communication from UBS, each in connection with the services performed by UBS pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Adviser or any of its affiliates or any of its agents, without UBS’ prior written consent.

5.                                      Information.      The Adviser recognizes and confirms that UBS (a) has used and relied primarily on the information provided by the Adviser and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund. The information provided by the Adviser contained in the Registration Statement and any preliminary prospectus, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. The Adviser will promptly notify UBS if it learns of any material inaccuracy or misstatement in, or material omission from, any information provided by the Adviser to UBS pursuant to this Section 5.

6.                                      Not an Investment Adviser.      The Adviser acknowledges that UBS has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Adviser acknowledges and agrees that UBS has been retained to act solely as an advisor to the Adviser, and the Adviser’s engagement of UBS is not intended to confer rights upon any person (including the Fund or any partners, shareholders, employees or creditors, as applicable, of the Adviser or the Fund) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Adviser.

7.                                      Not Exclusive.      Nothing herein shall be construed as prohibiting UBS or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).

8.                                      Amendment; Waiver.      No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.                                      Governing Law.      This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and UBS consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF UBS AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.                               Successors and Assigns.      This Agreement shall be binding upon the Adviser and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Adviser’s or UBS’ respective businesses and/or assets.

11.                               Counterparts.      This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

12.                               Applicability to the Fund.      Nothing in this Agreement is intended to or shall be deemed to bind the Fund, and the Fund shall have no obligation or liability under or in respect of this Agreement or the transaction contemplated hereby.

[Signature Page Follows]

2

This Agreement shall be effective as of the date first written above.

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Agreed and Accepted:
UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Structuring Fee Agreement]

Indemnification Agreement

July [•], 2014

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

In connection with the engagement of UBS Securities LLC (“UBS”) to advise and assist the undersigned (including any successor or assign by merger or otherwise, the “Adviser”) with the matters set forth in the Structuring Fee Agreement, dated July [•], 2014, between the Adviser and UBS (the “Agreement”), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Adviser agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct (including bad faith) of UBS. In addition, in the event that UBS becomes involved in any capacity in any Proceeding in connection with any matter relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Adviser will reimburse UBS for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by UBS in connection therewith. As promptly as reasonably practicable after receipt by UBS of notice of the commencement of any Proceeding, UBS will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser (i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement. If such indemnification were not to be available for any reason, the Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its partners and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its partners and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its partners and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser or its partners or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which UBS has been retained to perform financial services bears to the fees paid to UBS under the Agreement; provided that, in no event shall the Adviser contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or its employees or other agents), on the one hand, or by UBS (or its employees or other agents), on the other hand. The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS’ prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (i) includes an unconditional release of UBS from all liability related to or arising out of such Proceeding and (ii) does not impose any actual or potential liability upon UBS and does not contain any factual or legal admission by or with respect to UBS or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of UBS or any action or inaction by UBS. For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Adviser agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser in connection with or as a result of either UBS’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses reasonably incurred by the Adviser resulted primarily from the gross negligence or willful misconduct (including bad faith) of UBS in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that nothing in this Indemnification Agreement is intended to or shall be deemed to bind Tekla Healthcare Opportunities Fund (the “Fund”), and the Fund shall have no obligation or liability under or in respect of this Indemnification Agreement or the transaction contemplated hereby.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY. EACH OF UBS AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING

OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect in connection with the services provided under the Agreement notwithstanding any termination of UBS’ engagement under the Agreement. This Indemnification Agreement shall be binding upon the Adviser and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Adviser’s or UBS’ respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Agreed and Accepted:
UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Indemnification Agreement]